Sales Report:Supplement No. 36 dated Sep 11, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 349061
This series of Notes was issued and sold upon the funding of the borrower loan #38490, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,350.00	Prosper Rating:	A	Auction start date:	Aug-21-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Sep-04-2009

Starting lender yield:	9.39%	Starting borrower rate/APR:	10.39% / 13.01%	Starting monthly payment:	$43.81
Final lender yield:	8.05%	Final borrower rate/APR:	9.05% / 11.65%	Final monthly payment:	$42.96

Auction yield range:	4.18% - 9.39%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	5.93%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	May-2000	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	13 / 12	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	28	Length of status:	1y 9m
Amount delinquent:	$0	Revolving credit balance:	$22,438	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	57%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	lemmon22	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay Off High Interest 76 Card
Purpose of loan:

This loan will be used to?pay off my high interest 76 Citi Credit Card (only $1350).? I have almost $6,000 in savings ($2,000?of it is in a CD), which will continue to grow.? I am educated (I have a B.S. in Biochemistry from UCLA), love money, and have NEVER been late on a payment!?

Monthly net income: $?2,000+

Monthly Expenses (TOTAL): $770
School loans: $?280??
Food, utility bills, etc.: $340
Car: PAID CASH
Rent: $0 (my fiance pays the mortgage; I pay for food, etc.)
Gas (for car): $150

Disposable income: $1,230+
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What is the $22K revolving credit made up of and did you include in your expenses when you listed, if so where. Thank you. - jpblan11
A: Great questions, thank you for asking! $17,600 (5.75%) is a 'private' school loan from Nelnet, but it shows up looking like a credit card because it was considered 'private'. Yes, this is listed under 'school loans' ($280/month, with $174 being the minimum payment due). $3,488 is a Citi Mastercard (5.24%), different than the 76 Citi card on this listing. This card is closed b/c I didn't want them raising my rate and it's listed under 'etc.' ($54/month). (Sep-02-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

kazanov	$55.00	$55.00	8/21/2009 9:08:40 PM
JCPlending	$25.00	$25.00	9/2/2009 10:53:45 AM
PayingItForwardPlease	$25.17	$25.17	9/3/2009 7:44:46 AM
econgineer	$100.00	$100.00	9/3/2009 9:54:43 AM
JerryB96	$25.00	$25.00	9/3/2009 3:05:16 PM
Int_PrinRateTime4000	$40.00	$40.00	9/4/2009 5:30:36 AM
lnrn	$25.00	$25.00	9/4/2009 7:58:01 AM
drummerdad	$27.00	$27.00	9/4/2009 9:24:16 AM
gothampark	$25.00	$25.00	9/3/2009 9:42:24 PM
Charmart	$25.00	$25.00	9/4/2009 4:12:56 AM
fatboy888	$25.00	$25.00	9/4/2009 6:03:02 AM
mobius_titan	$25.00	$25.00	9/4/2009 7:53:03 AM
socal-lender	$25.00	$25.00	9/4/2009 2:45:10 PM
UCSBGAUCHOS	$27.50	$27.50	9/4/2009 1:07:58 PM
Cambium	$50.00	$50.00	9/4/2009 3:53:08 PM
catalystcf	$30.00	$30.00	9/4/2009 3:53:57 PM
hellasow	$25.00	$25.00	8/29/2009 4:46:15 AM
mattlo	$41.22	$41.22	8/29/2009 11:43:10 PM
bxdoc	$75.00	$75.00	9/1/2009 7:38:37 PM
power-expert	$25.00	$25.00	9/3/2009 3:00:25 PM
mclean_loaner	$50.00	$50.00	9/3/2009 3:53:51 PM
RadarLuv	$25.00	$25.00	9/4/2009 6:14:59 AM
UC3307	$90.00	$90.00	9/3/2009 9:46:35 PM
Leshan	$50.00	$50.00	9/4/2009 7:46:15 AM
kf88	$60.00	$60.00	9/4/2009 9:31:41 AM
LA-Funding-Bank	$50.00	$50.00	9/4/2009 12:05:09 PM
medman	$51.66	$29.11	9/4/2009 11:25:06 AM
tonyl33	$25.00	$25.00	9/4/2009 1:39:11 PM
IM-SHARKY	$250.00	$250.00	9/4/2009 3:50:41 PM
29 bids
Borrower Payment Dependent Notes Series 420435
This series of Notes was issued and sold upon the funding of the borrower loan #38470, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	B	Auction start date:	Aug-20-2009
Term:	36 months	Estimated loss:	5.0%	Auction end date:	Sep-03-2009

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$92.91
Final lender yield:	14.00%	Final borrower rate/APR:	15.00% / 17.17%	Final monthly payment:	$86.66

Auction yield range:	6.18% - 19.00%	Estimated loss impact:	5.24%
Lender servicing fee:	1.00%	Estimated return:	8.76%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jan-1997	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	14 / 14	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	28	Length of status:	1y 7m
Amount delinquent:	$0	Revolving credit balance:	$3,950	Occupation:	Investor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	17%	Stated income:	$100,000+
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	2
Screen name:	lendit2you	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home improvement
Purpose of loan:
This loan will be used to purchase materials to update home.?? ?

My financial situation:
I am a good candidate for this loan because paying my bills are important to me. My income will more then cover the payments on the loan.
Information in the Description is not verified.
Friends And Family Winning Bids
markandrosie has bid a total of $68.78 in winning bids.
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

venetianmerchant	$50.00	$50.00	8/25/2009 11:51:37 PM
lindssc1	$25.00	$25.00	8/26/2009 8:25:29 PM
carmat60	$25.00	$25.00	8/30/2009 10:05:33 PM
OzGuy609	$25.00	$25.00	8/31/2009 7:01:47 PM
amlu1988	$25.00	$25.00	9/1/2009 7:12:44 AM
tallman211	$25.00	$25.00	9/1/2009 6:12:00 PM
Hogan55	$26.03	$26.03	9/1/2009 9:20:26 PM
SV-AZ	$25.00	$25.00	9/1/2009 7:16:43 PM
Svigel	$25.29	$25.29	9/2/2009 6:14:50 AM
medkoder	$25.00	$25.00	9/1/2009 6:59:23 PM
LeoBUSIIT	$25.00	$25.00	9/2/2009 6:08:08 AM
demszi1978	$29.00	$29.00	9/2/2009 11:44:24 AM
carabao76	$25.00	$25.00	9/2/2009 1:53:13 PM
buckeyeatheart	$25.00	$25.00	9/2/2009 1:36:55 PM
lucygirl2	$50.00	$50.00	9/2/2009 3:39:11 PM
alvinsl	$48.73	$48.73	9/2/2009 7:40:04 PM
eprometheus	$55.00	$55.00	9/2/2009 10:37:26 PM
pmj453	$25.00	$25.00	9/2/2009 4:35:07 PM
texrob20	$50.00	$50.00	9/3/2009 3:25:33 AM
ansky127	$25.00	$25.00	9/3/2009 8:02:37 AM
Techne_Funds_LLC	$25.00	$25.00	9/2/2009 7:52:11 PM
investment-cluster	$25.00	$25.00	9/3/2009 9:10:56 AM
BuzzyBee336	$25.00	$25.00	9/2/2009 10:39:18 PM
unger	$100.00	$100.00	9/2/2009 10:03:37 PM
markandrosie	$68.78	$68.78	9/3/2009 11:50:20 AM
ezvest	$26.05	$26.05	9/3/2009 7:38:16 AM
Rollshaft	$58.83	$58.83	9/3/2009 12:40:02 PM
UC3307	$80.00	$80.00	9/3/2009 6:41:22 AM
SweatyBalls	$50.00	$50.00	9/3/2009 8:47:04 AM
colorfulgardener	$50.00	$50.00	9/3/2009 6:57:35 AM
planky	$50.00	$4.75	9/3/2009 8:58:39 AM
kinetic-social	$25.00	$25.00	9/3/2009 3:10:30 PM
Cambium	$40.00	$40.00	9/3/2009 12:21:10 PM
aloantime07	$25.00	$25.00	9/3/2009 10:40:50 AM
titancash4u	$25.00	$25.00	9/3/2009 11:44:06 AM
yu-rik	$100.00	$100.00	9/3/2009 3:40:40 PM
scloans	$25.00	$25.00	9/1/2009 6:37:21 PM
CULPEPPERGROUP	$25.00	$25.00	9/2/2009 6:23:35 AM
BankofPaul	$50.00	$50.00	9/2/2009 5:55:42 AM
maga	$50.00	$50.00	9/2/2009 9:30:22 AM
asset-snowdome	$25.00	$25.00	9/2/2009 1:48:49 PM
ddh81	$50.00	$50.00	9/2/2009 4:36:45 PM
glazeddonuts	$25.00	$25.00	9/2/2009 7:22:12 PM
Champ3295	$51.00	$51.00	9/2/2009 11:07:37 PM
godspeed237	$25.00	$25.00	9/3/2009 4:14:16 AM
littleolme	$25.00	$25.00	9/3/2009 6:32:54 AM
dblakels	$25.00	$25.00	9/3/2009 8:11:08 AM
zapquoc	$25.00	$25.00	9/2/2009 8:48:27 PM
slxvq	$41.99	$41.99	9/2/2009 10:47:21 PM
poormanenterprises	$50.00	$50.00	9/3/2009 3:15:41 AM
crw1950	$50.00	$50.00	9/3/2009 6:31:45 AM
skurfa	$50.00	$50.00	9/3/2009 8:53:40 AM
mlj0671	$50.00	$50.00	9/3/2009 7:03:14 AM
cbm369	$50.00	$50.00	9/3/2009 12:42:25 PM
gothampark	$25.00	$25.00	9/3/2009 12:45:32 PM
TicTac	$50.00	$50.00	9/3/2009 12:48:56 PM
bst	$150.00	$150.00	9/3/2009 3:29:16 PM
CountryBank	$44.55	$44.55	9/3/2009 3:37:53 PM
jtc26	$100.00	$100.00	9/3/2009 12:55:53 PM
Leshan	$50.00	$50.00	9/3/2009 1:10:25 PM
bhargapa	$25.00	$25.00	9/3/2009 3:28:48 PM
61 bids
Borrower Payment Dependent Notes Series 421041
This series of Notes was issued and sold upon the funding of the borrower loan #38467, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction start date:	Aug-19-2009
Term:	36 months	Estimated loss:	0.6%	Auction end date:	Sep-02-2009

Starting lender yield:	4.00%	Starting borrower rate/APR:	5.00% / 8.46%	Starting monthly payment:	$29.97
Final lender yield:	4.00%	Final borrower rate/APR:	5.00% / 8.46%	Final monthly payment:	$29.97

Auction yield range:	3.18% - 4.00%	Estimated loss impact:	0.59%
Lender servicing fee:	1.00%	Estimated return:	3.41%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Dec-1992	Debt/Income ratio:	26%
Credit score:	780-800 (Aug-2009)	Current / open credit lines:	13 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	39	Length of status:	10y 3m
Amount delinquent:	$0	Revolving credit balance:	$35,558	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	43%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	mobius_titan	Borrower's state:	Virginia	Borrower's group:	BORROWERS - Free instant Listings - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Testing the waters
Purpose of loan:
This loan will be used to see how the process works from the borrower side of the house, as well as establishing myself as a reliable borrower. I currently have about $2000.00 in loans, and have been a lender for over 2 years.

My financial situation:
I am a good candidate for this loan because I am very frugal with my money, reliable in my payment history, and have a steady career in the Navy.

Payment schedule: I plan on paying this off in 12 months, since loan is only being used to see the procedures from the borrower side, and to establish my payment history with Prosper community.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

hevenanderth	$150.00	$150.00	8/25/2009 7:30:45 AM
pseudokris	$50.00	$50.00	8/26/2009 7:32:26 AM
McGrufus	$100.00	$100.00	8/30/2009 7:32:25 PM
Saving4Food	$25.00	$25.00	9/1/2009 5:49:43 PM
LOANMAN614	$25.00	$25.00	9/1/2009 4:32:17 PM
lincmercguy	$25.00	$25.00	9/1/2009 7:03:30 PM
dragonflywings	$25.00	$25.00	9/2/2009 9:23:44 AM
Good_Karma_Cafe	$25.00	$25.00	9/2/2009 10:01:53 AM
Redneckgenius	$25.00	$25.00	9/2/2009 11:36:00 AM
kinetic-social	$50.00	$50.00	8/25/2009 12:24:50 PM
MooLaLa	$50.00	$50.00	8/26/2009 11:33:29 AM
olin5	$63.70	$63.70	8/28/2009 10:23:37 AM
best-generosity-financier	$25.00	$25.00	8/31/2009 4:53:45 PM
Int_PrinRateTime4000	$40.00	$40.00	9/1/2009 4:50:00 AM
anton	$150.00	$150.00	9/1/2009 10:12:49 AM
axelducheck	$25.00	$25.00	9/1/2009 3:30:38 PM
Abed-nego	$25.00	$25.00	9/1/2009 6:48:54 PM
Earl65	$25.00	$25.00	9/2/2009 3:40:34 AM
helpwithoutbanks	$25.00	$25.00	9/2/2009 9:41:53 AM
jcttjg	$25.00	$25.00	9/2/2009 4:14:49 PM
little_shark_J	$100.00	$46.30	9/2/2009 12:30:27 PM
21 bids
Borrower Payment Dependent Notes Series 421137
This series of Notes was issued and sold upon the funding of the borrower loan #38519, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	AA	Auction start date:	Aug-20-2009
Term:	36 months	Estimated loss:	0.6%	Auction end date:	Sep-03-2009

Starting lender yield:	7.75%	Starting borrower rate/APR:	8.75% / 11.08%	Starting monthly payment:	$47.53
Final lender yield:	5.60%	Final borrower rate/APR:	6.60% / 8.90%	Final monthly payment:	$46.04

Auction yield range:	3.18% - 7.75%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Apr-1991	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	800-820 (Aug-2009)	Current / open credit lines:	6 / 4	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	24	Length of status:	8y 1m
Amount delinquent:	$0	Revolving credit balance:	$2,386	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	5%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	flexiboy35	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	24 ( 100% )	800-820 (Latest)
Principal borrowed:	$3,001.00	< mo. late:	0 ( 0% )	780-800 (Dec-2007) 760-780 (Jul-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	24
Description
Reinvest In Prosper
I have been loaning money on Prosper over the last few years. I am a successful business owner and think that Prosper is a great alternative way to help small businesses get a foot hold and continue to grow. I will use the money from this loan to invest in prosper and help fund loans that might not otherwise get 100% funded. I will also invest in individual private loans to help sponser educational endeavors and worthy causes. To date I have invested in more than 100 loans on prosper and I continue to reinvest the income from these loans back into the community. I believe prosper can be a great service to small business owners and individuals looking for short and long term financial growth!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

zxr	$25.00	$25.00	8/21/2009 8:51:12 AM
gizmo65	$40.00	$40.00	8/27/2009 9:36:56 PM
420limo	$25.00	$25.00	8/31/2009 10:00:15 PM
mobius_titan	$25.00	$25.00	9/1/2009 5:39:19 AM
impartial-deal	$50.00	$0.49	9/1/2009 2:00:51 PM
Aristocrat	$25.00	$25.00	9/1/2009 4:12:06 PM
JIM1JIM2	$70.00	$70.00	9/1/2009 10:26:59 PM
JACJ	$25.00	$25.00	9/1/2009 6:41:14 PM
power-expert	$25.00	$25.00	9/1/2009 7:14:06 PM
GBlack	$30.00	$30.00	9/2/2009 6:16:55 AM
ykdreamer	$50.00	$50.00	9/2/2009 8:42:41 PM
MGS	$50.00	$50.00	9/2/2009 5:57:14 PM
jmainc	$25.00	$25.00	9/3/2009 9:49:13 AM
fcrick	$25.00	$25.00	9/3/2009 11:14:24 AM
FundMaker	$25.00	$25.00	9/3/2009 2:32:53 PM
KDW08	$25.00	$25.00	8/23/2009 4:23:19 AM
bankar	$25.00	$25.00	9/1/2009 2:51:40 PM
jer74	$49.91	$49.91	9/1/2009 1:51:11 PM
olin5	$25.00	$25.00	9/1/2009 4:47:11 PM
YummiBear	$25.00	$25.00	9/1/2009 7:20:51 PM
JACJ	$25.00	$25.00	9/1/2009 6:37:59 PM
medkoder	$25.00	$25.00	9/1/2009 6:58:10 PM
dannyboy_997	$25.00	$25.00	9/2/2009 7:01:23 AM
twerns	$25.00	$25.00	9/1/2009 7:50:16 PM
gothampark	$50.00	$50.00	9/2/2009 3:02:02 PM
lucygirl2	$50.00	$50.00	9/2/2009 3:40:24 PM
COtheBeast	$25.00	$25.00	9/2/2009 5:04:23 PM
gsd	$25.00	$25.00	9/3/2009 5:39:08 AM
gsp1885	$34.60	$34.60	9/3/2009 4:13:21 AM
mscomeaux	$25.00	$25.00	9/3/2009 2:45:41 PM
indomart	$25.00	$25.00	9/3/2009 10:33:08 AM
REITRUST	$25.00	$25.00	9/3/2009 10:57:08 AM
little_shark_J	$500.00	$500.00	9/3/2009 2:03:53 PM
kinetic-social	$25.00	$25.00	9/3/2009 3:11:53 PM
34 bids
Borrower Payment Dependent Notes Series 421613
This series of Notes was issued and sold upon the funding of the borrower loan #38510, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	B	Auction start date:	Aug-21-2009
Term:	36 months	Estimated loss:	5.0%	Auction end date:	Sep-04-2009

Starting lender yield:	15.03%	Starting borrower rate/APR:	16.03% / 18.21%	Starting monthly payment:	$140.69
Final lender yield:	11.00%	Final borrower rate/APR:	12.00% / 14.13%	Final monthly payment:	$132.86

Auction yield range:	6.18% - 15.03%	Estimated loss impact:	5.18%
Lender servicing fee:	1.00%	Estimated return:	5.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Nov-2001	Debt/Income ratio:	14%
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	8	Length of status:	2y 0m
Amount delinquent:	$0	Revolving credit balance:	$3,508	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	20%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	south585	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Restructuring Debt
Purpose of loan:
This loan will be used to restructure two loans that are about to change from no interest before they start accruing interest. The two loans were 1. new roof and 2. new appliances.

My financial situation:
I am a good candidate for this loan because I have always paid my loans and credit cards on time. I am a project manager with a growing company in an industry that has not been significantly affected by the economy. I pay off my credit cards every month, I do not leave them with balances. I recently purchased a house which needed a new roof and appliances. Neither of those two items were allowed to be included in the home loan, so I had to take separate loans for them.They are no-interest to start and soon they will begin to accrue interest.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What will the interest rates reset to? Thanks. - lavb23
A: One will reset to 29.99% and the other to 24.99%. Interest has been accruing for several months now, so if the loans are not paid off by the time they reset, all that interest will be applied. It will be several hundred dollars in each case, so I'm trying to avoid that. (Sep-01-2009)
Q: What is your occupation? - Lender25
A: I am a Project Manager for a speciality security and A/V design/manufacturing company. (Sep-03-2009)
Q: Is it cyclocross or are you taking your bike for a walk? - a2190b
A: That picture is from a triathlon transition area. (Sep-03-2009)
Q: Do you have a college degree? If so, what (B.A., B.S., A.A, etc.) and what major? - Lender25
A: I have a B.A. in Finance and Business Administration. (Sep-04-2009)
4 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Digs	$25.00	$25.00	8/21/2009 4:24:49 PM
omahajay	$50.00	$50.00	8/21/2009 10:34:34 PM
macd101	$25.00	$25.00	8/22/2009 10:22:43 AM
payontime1	$50.00	$50.00	8/22/2009 11:21:19 AM
ShermanSteve	$25.00	$25.00	8/25/2009 7:53:37 PM
aganippe	$50.00	$50.00	8/25/2009 10:55:30 PM
coasterman	$25.00	$25.00	8/26/2009 12:32:48 PM
chrisb1414	$25.00	$17.90	8/26/2009 6:09:49 PM
buckyhead2000	$25.00	$25.00	8/28/2009 12:25:21 PM
mobius_titan	$25.00	$25.00	9/1/2009 5:34:27 AM
rmachi	$25.00	$25.00	9/2/2009 8:14:40 AM
CashBank	$25.00	$25.00	9/2/2009 10:32:15 AM
Hawkeyebank	$25.00	$25.00	9/2/2009 5:28:54 PM
medkoder	$25.00	$25.00	9/2/2009 10:51:38 PM
WhiteFang34	$100.00	$100.00	9/3/2009 12:13:27 AM
OGS_Capital	$25.00	$25.00	9/3/2009 12:45:05 PM
MSTCOURTJESTER	$50.00	$50.00	9/3/2009 7:39:50 PM
Leshan	$50.00	$50.00	9/4/2009 7:40:24 AM
redrose1518	$28.00	$28.00	9/3/2009 6:35:15 PM
jvp	$50.00	$50.00	9/4/2009 7:32:02 AM
mobius_titan	$25.00	$25.00	9/4/2009 7:45:43 AM
Occhy	$25.00	$25.00	9/4/2009 7:47:12 AM
WorkingMomVA	$25.00	$25.00	9/4/2009 10:20:43 AM
Bizern	$25.00	$25.00	9/4/2009 10:44:35 AM
Dahlozer	$25.00	$25.00	9/4/2009 10:58:41 AM
RIVERBEND	$25.00	$25.00	9/4/2009 12:46:20 PM
nduli	$25.00	$25.00	9/4/2009 11:30:57 AM
kunger	$37.63	$37.63	9/4/2009 11:51:49 AM
ez2helpu	$70.00	$70.00	9/4/2009 11:32:46 AM
113121	$25.00	$25.00	9/4/2009 1:01:21 PM
yu-rik	$25.00	$25.00	9/4/2009 3:19:15 PM
kinetic-social	$25.00	$25.00	9/4/2009 2:49:44 PM
IM-SHARKY	$250.00	$250.00	9/4/2009 3:55:57 PM
friendinmoney	$100.00	$100.00	9/4/2009 3:58:37 PM
colorfulgardener	$50.00	$50.00	9/4/2009 3:47:54 PM
IcedMochaFund	$25.00	$25.00	8/22/2009 5:03:23 AM
paixbouche	$50.00	$50.00	8/22/2009 2:41:32 PM
loanman2007	$100.00	$100.00	8/22/2009 5:37:55 PM
pureprofit	$100.00	$100.00	8/24/2009 12:43:22 AM
LandE2BG	$50.00	$50.00	8/24/2009 6:28:24 AM
delivery	$25.00	$25.00	8/24/2009 3:13:04 PM
justin323	$25.00	$25.00	8/24/2009 5:59:48 PM
marwadi-62	$100.00	$100.00	8/27/2009 6:02:02 PM
matthewrburk	$100.00	$100.00	8/28/2009 12:31:19 PM
DJLoans	$62.00	$62.00	8/29/2009 10:39:20 AM
Russh	$25.00	$25.00	8/29/2009 7:23:04 PM
420limo	$25.00	$25.00	8/31/2009 9:29:44 PM
buckeyeatheart	$25.00	$25.00	9/2/2009 1:42:27 PM
summrs1	$25.00	$25.00	9/2/2009 8:20:22 PM
amitkj2000	$40.00	$40.00	9/3/2009 8:37:38 AM
Logan7	$25.00	$25.00	9/3/2009 3:53:15 PM
gothampark	$25.00	$25.00	9/3/2009 9:51:36 PM
CULPEPPERGROUP	$25.00	$25.00	9/3/2009 5:01:06 PM
SudianX	$52.11	$52.11	9/4/2009 6:41:49 AM
lnrn	$50.00	$50.00	9/4/2009 7:54:44 AM
SweetHomeChicago	$200.00	$200.00	9/3/2009 7:16:10 PM
SkyLoan	$30.00	$30.00	9/3/2009 10:39:06 PM
DannyPhantom	$50.00	$50.00	9/3/2009 9:25:10 PM
UC3307	$80.00	$80.00	9/3/2009 9:57:18 PM
edsmoney	$100.00	$100.00	9/4/2009 5:55:41 AM
Ilios	$227.09	$227.09	9/4/2009 6:31:06 AM
TashaRemay	$25.00	$25.00	9/4/2009 7:04:28 AM
medman	$50.00	$50.00	9/4/2009 11:40:21 AM
LA-Funding-Bank	$50.00	$50.00	9/4/2009 12:12:12 PM
Dougmo	$25.00	$25.00	9/4/2009 1:42:43 PM
credit-coach118	$25.00	$25.00	9/4/2009 11:09:24 AM
bobnewt	$50.00	$50.00	9/4/2009 2:16:16 PM
bigb7	$27.28	$27.28	9/4/2009 11:49:31 AM
sardarji	$25.00	$25.00	9/4/2009 3:11:44 PM
myworld701	$25.00	$25.00	9/4/2009 12:30:18 PM
LoanDMC	$50.00	$50.00	9/4/2009 12:05:59 PM
lender73w	$25.00	$25.00	9/4/2009 2:46:34 PM
tonyl33	$25.00	$25.00	9/4/2009 1:40:31 PM
Rob717171	$150.00	$150.00	9/4/2009 3:05:08 PM
catalystcf	$47.83	$47.83	9/4/2009 3:40:25 PM
frankandirene	$25.00	$25.00	9/4/2009 3:23:20 PM
unbeatable-wealth	$25.00	$25.00	9/4/2009 3:25:36 PM
dough-shooter	$105.16	$105.16	9/4/2009 3:40:29 PM
unequivocal-velocity	$100.00	$100.00	9/4/2009 3:55:45 PM
best-generosity-financier	$25.00	$25.00	9/4/2009 3:58:01 PM
80 bids
Borrower Payment Dependent Notes Series 422861
This series of Notes was issued and sold upon the funding of the borrower loan #38493, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	C	Auction start date:	Sep-02-2009
Term:	36 months	Estimated loss:	8.0%	Auction end date:	Sep-10-2009

Starting lender yield:	22.73%	Starting borrower rate/APR:	23.73% / 26.28%	Starting monthly payment:	$58.64
Final lender yield:	20.00%	Final borrower rate/APR:	21.00% / 23.51%	Final monthly payment:	$56.51

Auction yield range:	8.18% - 22.73%	Estimated loss impact:	8.47%
Lender servicing fee:	1.00%	Estimated return:	11.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Dec-1991	Debt/Income ratio:	30%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	12 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	22y 0m
Amount delinquent:	$0	Revolving credit balance:	$45,078	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	93%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	mychoice46	Borrower's state:	Arkansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	12 ( 100% )	700-720 (Latest)
Principal borrowed:	$4,025.00	< mo. late:	0 ( 0% )	640-660 (Aug-2008) 580-600 (Dec-2007) 560-580 (Nov-2007) 600-620 (Feb-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
"Rebuilding"
First of all, I would like to thank each and everyone that supported me in funding my last loan, or which I have paid in full without default. Hello?I am full time US Army soldier with 21 years of service. With?two previous and paid loan with prosper.History: This is an attempt to obtain a new loan, my last two loans was a three year loans which?I paid both on time and early. Purpose: I plan use this loan for some personal moving and storage expenses while in transistion to my new duty station at Ft Campbell KY. The Army will reimburst me once my move is completed. But since I am renting at my new duty station?I ?have delayed the shipment of my household good due to space.? I know that if you invest in me, you will i will no be a disappointment.?However rest assured that I will continue to pay my loan on time as I did with the previous two?loan. Thanks in advance for your suppport
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

euphoria8	$25.00	$25.00	9/2/2009 4:23:13 PM
mrreynol	$26.64	$26.64	9/2/2009 6:21:42 PM
mobius_titan	$25.00	$25.00	9/4/2009 7:04:58 AM
rawsushi	$300.00	$300.00	9/6/2009 7:49:38 PM
wwwUniversal	$25.00	$25.00	9/7/2009 9:28:14 PM
bondhedger	$25.00	$25.00	9/8/2009 6:01:22 AM
weepeople	$25.00	$25.00	9/8/2009 6:09:46 AM
CA_Lender	$25.00	$25.00	9/8/2009 5:30:34 PM
dough-shooter	$120.00	$120.00	9/8/2009 8:37:03 PM
PrinceValium	$25.00	$25.00	9/8/2009 7:57:55 PM
High-flyer	$25.00	$25.00	9/9/2009 11:42:39 AM
wauktown62	$26.92	$26.92	9/9/2009 12:20:00 AM
mamasbeachhouse	$100.00	$100.00	9/9/2009 5:15:42 PM
rate-mogul	$25.00	$25.00	9/2/2009 4:20:21 PM
JJ-Loans	$53.00	$53.00	9/3/2009 7:25:15 AM
hellasow	$25.00	$25.00	9/3/2009 11:43:22 AM
M_V	$100.00	$81.44	9/3/2009 7:16:26 AM
Syzygy	$25.00	$25.00	9/3/2009 6:44:08 PM
festivecpl	$100.00	$100.00	9/4/2009 8:13:21 PM
Top_Gun_Lender	$67.00	$67.00	9/5/2009 1:33:41 AM
Bank_Of_XL	$100.00	$100.00	9/6/2009 9:26:07 AM
bid-wonder	$25.00	$25.00	9/6/2009 9:20:23 AM
Personal-Bond	$50.00	$50.00	9/7/2009 3:15:29 PM
AuroraRobbin	$50.00	$50.00	9/7/2009 3:49:56 PM
Traal	$25.00	$25.00	9/7/2009 7:30:23 AM
jamiee73	$25.00	$25.00	9/7/2009 9:00:12 PM
buffalobills	$25.00	$25.00	9/8/2009 2:11:37 PM
credit-bloom	$25.00	$25.00	9/8/2009 2:06:55 PM
OoM	$25.00	$25.00	9/9/2009 2:17:32 PM
29 bids
Borrower Payment Dependent Notes Series 422879
This series of Notes was issued and sold upon the funding of the borrower loan #38507, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction start date:	Sep-04-2009
Term:	36 months	Estimated loss:	18.0%	Auction end date:	Sep-08-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.73%	Final monthly payment:	$67.85

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Oct-1982	Debt/Income ratio:	30%
Credit score:	680-700 (Sep-2009)	Current / open credit lines:	22 / 16	Employment status:	Full-time employee
Now delinquent:	6	Total credit lines:	59	Length of status:	15y 1m
Amount delinquent:	$3,851	Revolving credit balance:	$256	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	25%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	14	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	msdteacher	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	680-700 (Latest)
Principal borrowed:	$2,500.00	< mo. late:	0 ( 0% )	600-620 (Jul-2008)
Principal balance:	$1,990.24	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
corrective contact for eye
Hello,

I just need a little help with a corrective eye?lense for a condition I have known as keratoconus, which is a malformed cornea.? The lense is very expensive and I've looked for help through other avenues such as our local Lion's Club.? I have another loan through Prosper and have made my monthly payments faithfully and will continue to do so.? I work as a teacher and?do some?after school homebound instruction to supplement.? I have a nice income?but at present?I don't have the entire amount needed for the corrective lense.?

I became a single parent when my daughters (who are now 21 and 27)?were 3 and 9 years old.? Years of raising them alone and trying to give them a complete and exposed childhood led me to where I find myself today.? I made some poor decisions when companies dangled a much needed loan in my face and I soon got in over my head.? I managed to keep afloat with student loans while completing my graduate studies.? The days of student loans are over (thankfully I don't have to repay these loans as I am a special education teacher in a depressed area and in a teacher loan forgiveness program) and everything has caught up with me.??I have no doubt that I will?conquer this debt and a little help from Prosper would be so appreciated.

Thanks so much for your consideration,

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IM-SHARKY	$1,500.00	$1,500.00	9/8/2009 7:29:14 AM
1 bids
Borrower Payment Dependent Notes Series 419982
This series of Notes was issued and sold upon the funding of the borrower loan #38516, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,175.00	Prosper Rating:	A	Auction start date:	Aug-20-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Sep-03-2009

Starting lender yield:	10.38%	Starting borrower rate/APR:	11.38% / 13.50%	Starting monthly payment:	$104.52
Final lender yield:	10.00%	Final borrower rate/APR:	11.00% / 13.12%	Final monthly payment:	$103.95

Auction yield range:	4.18% - 10.38%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Feb-1998	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	6 / 5	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	27	Length of status:	3y 6m
Amount delinquent:	$0	Revolving credit balance:	$4,222	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	22%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	unrivaled-order	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off a high interest card
Purpose of loan:
This loan will be used to pay off a card with a 19% interest rate.?

My financial situation:
I am a good candidate for this loan because I always pay all of my bills on time and pay off more than the minimum. I have steady employment and would greatly appreciate this chance to improve my financial situation by paying this bill off sooner than I would normally be able to (due to the skyrocketing interest rates and through no fault of my own. I've always been a good customer to them. I guess that is just the state of the economy).

Thank you for your consideration.
Information in the Description is not verified.
Friends And Family Winning Bids
blazing-trade has bid a total of $25.00 in winning bids.
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

the-profit-oracle	$25.00	$25.00	8/23/2009 10:10:59 PM
tacopants	$100.00	$100.00	9/1/2009 11:55:14 AM
element40	$50.00	$50.00	9/1/2009 4:24:23 PM
trekkie3po	$25.00	$25.00	9/1/2009 4:36:55 PM
BuffetRocks	$150.00	$150.00	9/1/2009 11:05:38 PM
bxdoc	$100.00	$100.00	9/1/2009 7:39:38 PM
BSr	$25.00	$25.00	9/2/2009 5:12:07 AM
radiant-return	$25.00	$25.00	9/1/2009 8:29:30 PM
Canute	$25.00	$25.00	9/2/2009 8:29:37 AM
Mishlu	$50.00	$50.00	9/2/2009 12:23:01 PM
Free_da_Sheeple	$25.00	$25.00	9/2/2009 6:14:21 PM
Marco83	$50.00	$27.75	9/3/2009 5:20:04 AM
coin-lender77	$50.00	$50.00	9/2/2009 5:05:12 PM
UC3307	$90.00	$90.00	9/3/2009 6:40:24 AM
scrabbler	$25.00	$25.00	9/3/2009 9:46:51 AM
gothampark	$25.00	$25.00	9/3/2009 12:47:04 PM
PrinceValium	$25.00	$25.00	9/3/2009 8:07:50 AM
IM-SHARKY	$500.00	$500.00	9/3/2009 6:16:40 AM
stemper	$50.00	$50.00	9/3/2009 7:26:57 AM
richmondcowboy	$50.00	$50.00	9/3/2009 3:03:23 PM
dhallii	$27.00	$27.00	9/3/2009 9:00:42 AM
bigdees	$50.00	$50.00	9/3/2009 3:12:55 PM
nestegg4e	$25.00	$25.00	9/3/2009 10:00:17 AM
bhargapa	$100.00	$100.00	9/3/2009 3:14:10 PM
China0813	$25.00	$25.00	9/3/2009 10:13:27 AM
crazybill	$25.00	$25.00	9/3/2009 11:15:46 AM
Bizern	$25.00	$25.00	9/3/2009 11:55:24 AM
radiant-value	$25.00	$25.00	9/3/2009 12:09:41 PM
Uwantfunds	$50.00	$50.00	9/3/2009 2:05:21 PM
John_14_6	$25.00	$25.00	9/3/2009 1:10:18 PM
blazing-trade	$25.00	$25.00	9/3/2009 2:34:59 PM
fr0gpil0t	$25.00	$25.00	9/3/2009 3:08:26 PM
BustosProp	$25.00	$25.00	9/3/2009 3:37:41 PM
kinetic-social	$25.00	$25.00	9/3/2009 3:26:07 PM
namd	$50.00	$50.00	8/31/2009 9:02:11 PM
MrLeft	$50.00	$50.00	9/1/2009 12:47:42 PM
lasalle123	$49.74	$49.74	9/1/2009 9:53:58 PM
njmlaj726	$25.00	$25.00	9/2/2009 8:59:48 AM
Dollars4Rent	$25.00	$25.00	9/2/2009 3:15:34 PM
power-expert	$25.00	$25.00	9/2/2009 7:41:28 PM
lindssc1	$25.00	$25.00	9/2/2009 5:53:18 PM
ManhattanLender	$25.00	$25.00	9/2/2009 4:36:51 PM
investment-cluster	$50.25	$50.25	9/2/2009 4:57:06 PM
LAKETIME	$25.00	$25.00	9/3/2009 6:25:28 AM
maga	$25.00	$25.00	9/3/2009 8:30:25 AM
congardner1	$25.00	$25.00	9/3/2009 8:47:48 AM
Rustang	$50.00	$50.00	9/3/2009 9:51:08 AM
UnknownSuperhero	$25.00	$25.00	9/3/2009 9:54:28 AM
BipedalHominid	$25.00	$25.00	9/3/2009 11:50:25 AM
Brown98	$25.00	$25.00	9/3/2009 12:17:00 PM
JerryB96	$25.00	$25.00	9/3/2009 6:05:55 AM
credit-coach118	$25.00	$25.00	9/3/2009 12:58:59 PM
greenb	$27.45	$27.45	9/3/2009 1:59:03 PM
kazdag	$52.81	$52.81	9/3/2009 7:59:35 AM
bid-papyrus	$50.00	$50.00	9/3/2009 9:43:00 AM
indomart	$25.00	$25.00	9/3/2009 10:23:02 AM
titancash4u	$50.00	$50.00	9/3/2009 10:52:48 AM
Rancid	$25.00	$25.00	9/3/2009 3:23:02 PM
CountryBank	$50.00	$50.00	9/3/2009 3:36:25 PM
simiray	$25.00	$25.00	9/3/2009 1:31:27 PM
mscomeaux	$25.00	$25.00	9/3/2009 2:34:25 PM
TicTac	$50.00	$50.00	9/3/2009 12:47:37 PM
Leshan	$50.00	$50.00	9/3/2009 1:11:03 PM
mansim	$25.00	$25.00	9/3/2009 3:03:51 PM
kander80	$25.00	$25.00	9/3/2009 2:12:52 PM
gjm6d	$25.00	$25.00	9/3/2009 3:10:38 PM
Hogan55	$50.00	$50.00	9/3/2009 3:35:44 PM
bobnewt	$50.00	$50.00	9/3/2009 3:36:58 PM
catalystcf	$50.00	$50.00	9/3/2009 3:20:33 PM
ProModelA	$25.00	$25.00	9/3/2009 3:27:44 PM
70 bids
Borrower Payment Dependent Notes Series 420832
This series of Notes was issued and sold upon the funding of the borrower loan #38496, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$10,000.00	Prosper Rating:	A	Auction start date:	Aug-17-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-31-2009

Starting lender yield:	12.38%	Starting borrower rate/APR:	13.38% / 15.53%	Starting monthly payment:	$338.77
Final lender yield:	9.35%	Final borrower rate/APR:	10.35% / 12.46%	Final monthly payment:	$324.32

Auction yield range:	4.18% - 12.38%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.22%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Mar-1986	Debt/Income ratio:	26%
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	14 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	32	Length of status:	7y 1m
Amount delinquent:	$0	Revolving credit balance:	$23,958	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	37%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	bewitching-bill8	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to? consolidate debt.

My financial situation:
I am a good candidate for this loan because? I have a strong work ethic.? I have been in the restaurant industry for over 20 years.? I also work as a handy man for a local realtor.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

greenback-floret	$25.00	$25.00	8/17/2009 4:08:58 PM
don8ter	$60.00	$60.00	8/17/2009 4:09:54 PM
honorable-yield	$50.00	$50.00	8/17/2009 4:10:50 PM
DukSerduk	$25.00	$25.00	8/17/2009 4:12:13 PM
Sid-K	$50.00	$50.00	8/17/2009 4:12:00 PM
bchen78875	$50.00	$50.00	8/17/2009 4:13:32 PM
ekmendenhall	$25.00	$25.00	8/17/2009 7:46:51 PM
888168	$50.00	$50.00	8/17/2009 11:09:11 PM
thedoctor	$25.00	$25.00	8/18/2009 3:59:54 PM
personal-lender	$25.00	$25.00	8/19/2009 7:48:24 AM
shanedog	$25.00	$25.00	8/19/2009 1:43:56 PM
buckyhead2000	$25.00	$25.00	8/20/2009 11:13:39 AM
seasportsguy	$25.00	$25.00	8/20/2009 12:20:05 PM
MissionMicroFinance	$25.00	$25.00	8/20/2009 3:53:26 PM
Goodlender42	$25.00	$25.00	8/20/2009 4:34:23 PM
elated-justice	$25.00	$25.00	8/20/2009 5:17:58 PM
income-excellence1	$25.00	$25.00	8/21/2009 4:22:55 PM
fortytwo	$59.12	$59.12	8/21/2009 4:58:10 PM
sparky1129	$25.00	$25.00	8/21/2009 4:22:18 PM
cyberie21	$40.00	$40.00	8/21/2009 4:25:40 PM
elasermd	$50.00	$50.00	8/21/2009 7:27:39 PM
BigBoy2008	$25.00	$25.00	8/22/2009 4:43:34 PM
bowdish1	$44.24	$44.24	8/23/2009 11:29:37 AM
jgar_O	$25.00	$25.00	8/23/2009 12:02:32 PM
ClearLake	$25.00	$25.00	8/23/2009 11:30:48 AM
DrStaff	$60.00	$60.00	8/24/2009 7:33:08 AM
goofy15975	$25.00	$25.00	8/24/2009 9:33:27 AM
Syzygy	$25.00	$25.00	8/24/2009 2:21:07 PM
fostaman	$25.00	$25.00	8/24/2009 4:23:30 PM
eyewillfindu	$25.00	$25.00	8/25/2009 7:12:31 AM
kenji4861	$27.07	$27.07	8/24/2009 4:58:24 PM
jwood3030	$25.00	$25.00	8/25/2009 7:12:58 AM
kyomoon	$38.80	$38.80	8/25/2009 7:14:11 AM
truth-companion	$25.00	$25.00	8/25/2009 7:36:19 AM
Warbler	$25.00	$25.00	8/25/2009 7:12:32 AM
krishopper	$25.00	$25.00	8/25/2009 3:07:58 PM
hobodave	$25.00	$25.00	8/25/2009 3:18:22 PM
Supp0rter	$50.00	$50.00	8/25/2009 2:02:24 PM
jct_enterprises	$25.00	$25.00	8/25/2009 5:14:33 PM
wealth-mogul534	$25.00	$25.00	8/25/2009 6:10:50 PM
money-shaker	$25.00	$25.00	8/25/2009 5:13:39 PM
KaiserRex	$25.00	$25.00	8/26/2009 2:43:52 AM
treeline	$50.00	$50.00	8/25/2009 5:38:57 PM
JJS180	$25.00	$25.00	8/26/2009 5:12:20 AM
Spyder1	$25.00	$25.00	8/26/2009 12:29:48 AM
guybyny	$25.00	$25.00	8/26/2009 5:19:23 AM
JoeMB	$25.00	$25.00	8/26/2009 11:55:48 AM
RussianPrincess	$100.00	$100.00	8/26/2009 8:12:35 AM
teega5	$50.00	$50.00	8/26/2009 8:47:47 AM
TheGoodSamaritan	$25.00	$25.00	8/26/2009 9:36:56 AM
understanding-marketplace	$100.00	$100.00	8/26/2009 9:32:45 AM
d3global	$25.00	$25.00	8/26/2009 9:52:52 AM
wormdc	$25.00	$25.00	8/26/2009 10:12:15 AM
GElender	$50.00	$50.00	8/26/2009 10:52:33 AM
mrzz	$25.00	$25.00	8/26/2009 12:52:26 PM
Sixmil	$25.00	$25.00	8/26/2009 1:17:22 PM
fdsguy	$25.75	$25.75	8/26/2009 2:54:27 PM
conceptpi	$25.00	$25.00	8/26/2009 2:04:05 PM
Patter256	$25.00	$25.00	8/26/2009 4:08:41 PM
SKAGIT22	$25.00	$25.00	8/26/2009 5:25:12 PM
head	$25.00	$25.00	8/26/2009 5:26:55 PM
Theboof	$25.00	$25.00	8/26/2009 5:27:58 PM
paddatjie	$25.00	$25.00	8/26/2009 5:29:03 PM
rdrloan	$25.00	$25.00	8/26/2009 4:09:39 PM
red-sublime-return	$25.00	$25.00	8/26/2009 5:13:02 PM
fastcar750	$25.00	$25.00	8/26/2009 5:22:38 PM
mtsilver	$25.00	$25.00	8/26/2009 6:37:16 PM
Veloce	$25.00	$25.00	8/26/2009 5:27:47 PM
AndersenWatcher	$25.00	$25.00	8/26/2009 5:28:25 PM
majormoves1	$25.00	$25.00	8/26/2009 5:28:36 PM
Wart126	$25.00	$25.00	8/26/2009 5:28:43 PM
cool_kubera	$50.00	$50.00	8/26/2009 5:27:24 PM
keyfig	$25.00	$25.00	8/26/2009 5:27:44 PM
IndianChief	$25.00	$25.00	8/26/2009 5:29:06 PM
Searlzy	$25.00	$25.00	8/26/2009 6:07:19 PM
WorldlyWorker	$25.00	$25.00	8/26/2009 11:33:51 PM
gdbanks	$25.00	$25.00	8/27/2009 1:07:32 AM
klin	$25.00	$25.00	8/27/2009 1:08:20 AM
newfoundation	$25.00	$25.00	8/27/2009 1:08:27 AM
brstern2	$25.00	$25.00	8/27/2009 1:08:37 AM
mizount	$25.00	$25.00	8/27/2009 1:08:40 AM
Turkish101	$25.00	$25.00	8/27/2009 2:17:18 AM
BGILlender	$25.00	$25.00	8/27/2009 7:47:24 AM
kanpur63	$25.00	$25.00	8/27/2009 1:08:21 AM
virtualbank	$25.00	$25.00	8/27/2009 1:08:26 AM
windfall46	$25.00	$25.00	8/27/2009 1:08:34 AM
rulender	$33.11	$33.11	8/27/2009 1:08:36 AM
djs81	$25.00	$25.00	8/27/2009 1:08:43 AM
Raetha	$25.00	$25.00	8/27/2009 1:08:13 AM
puifais	$25.00	$25.00	8/27/2009 1:08:30 AM
albatross897	$25.00	$25.00	8/27/2009 1:08:32 AM
kaykarun	$50.00	$50.00	8/27/2009 9:52:20 AM
aajwm	$50.00	$50.00	8/27/2009 10:30:46 AM
Residuum	$25.00	$25.00	8/27/2009 6:27:13 AM
gogmagog	$41.90	$41.90	8/27/2009 11:19:50 AM
deal-mover	$25.00	$25.00	8/27/2009 11:37:32 AM
GenerousGentleMan	$25.00	$25.00	8/27/2009 9:36:13 AM
jldallover	$25.00	$25.00	8/27/2009 8:59:47 AM
BayShell	$40.00	$40.00	8/27/2009 12:17:11 PM
peace-cadence	$25.00	$25.00	8/27/2009 10:12:47 AM
sh71	$25.00	$25.00	8/27/2009 9:34:58 AM
lucky6	$25.00	$25.00	8/27/2009 10:30:41 AM
Sigonio	$25.00	$25.00	8/27/2009 1:19:26 PM
dumbass	$25.00	$25.00	8/27/2009 2:07:46 PM
shopzone	$25.00	$25.00	8/27/2009 3:09:42 PM
tsui517	$25.00	$25.00	8/27/2009 1:02:57 PM
Cali123	$50.00	$50.00	8/27/2009 12:58:25 PM
TH99	$25.00	$25.00	8/27/2009 1:22:26 PM
trucklawyer	$25.00	$25.00	8/27/2009 2:47:29 PM
TCayce	$25.00	$25.00	8/27/2009 2:58:17 PM
ChicoBob	$47.73	$47.73	8/27/2009 3:52:15 PM
NATIVEBORN	$31.65	$31.65	8/27/2009 5:43:39 PM
caken23	$25.00	$25.00	8/27/2009 7:12:13 PM
andycheb	$29.91	$29.91	8/27/2009 8:47:09 PM
supe11	$25.00	$25.00	8/27/2009 5:10:35 PM
philipandc	$25.00	$25.00	8/27/2009 5:18:38 PM
order-prospector	$100.00	$100.00	8/27/2009 5:22:21 PM
nhm	$25.00	$25.00	8/28/2009 6:17:12 AM
Raptorman	$25.00	$25.00	8/27/2009 7:37:14 PM
Independenttools	$25.00	$25.00	8/28/2009 7:12:25 AM
money-vista	$25.00	$25.00	8/28/2009 7:14:27 AM
lendinstuff	$25.00	$25.00	8/28/2009 8:15:17 AM
funds-magician142	$25.00	$25.00	8/28/2009 9:30:24 AM
shawnw2	$25.00	$25.00	8/27/2009 8:47:10 PM
wdjnm	$100.00	$100.00	8/28/2009 4:09:17 AM
raxbab	$50.00	$50.00	8/27/2009 9:22:36 PM
BklynLender	$25.00	$25.00	8/28/2009 5:53:48 AM
Namrok	$25.00	$25.00	8/28/2009 2:20:46 AM
kanewna	$33.64	$33.64	8/28/2009 7:01:52 AM
markwms	$25.00	$25.00	8/28/2009 11:02:01 AM
Shoeson	$25.00	$25.00	8/28/2009 11:15:49 AM
Shockem923	$25.00	$25.00	8/28/2009 9:32:44 AM
skistud66	$25.00	$25.00	8/28/2009 10:48:45 AM
Vacs4u	$25.00	$25.00	8/28/2009 11:26:54 AM
wwwUniversal	$25.00	$25.00	8/28/2009 11:30:00 AM
L-vex	$25.00	$25.00	8/28/2009 11:05:30 AM
interstellar	$39.28	$39.28	8/28/2009 10:56:34 AM
icefish	$50.00	$50.00	8/28/2009 11:38:41 AM
lostontheedge	$25.00	$25.00	8/28/2009 11:40:45 AM
broepke	$25.00	$25.00	8/28/2009 11:20:22 AM
guaton	$25.00	$25.00	8/28/2009 11:05:36 AM
lowrate	$25.00	$25.00	8/28/2009 11:54:13 AM
latestone	$25.00	$25.00	8/28/2009 11:26:46 AM
gWellington	$25.00	$25.00	8/28/2009 12:04:02 PM
lowcostmoney	$25.00	$25.00	8/28/2009 12:10:22 PM
LKN2RTR	$25.00	$25.00	8/28/2009 11:16:24 AM
Landselott	$25.00	$25.00	8/28/2009 1:35:15 PM
xphile	$25.00	$25.00	8/28/2009 11:23:53 AM
slowpig	$25.00	$25.00	8/28/2009 2:22:00 PM
zbfamwl	$25.00	$25.00	8/28/2009 11:55:19 AM
KiwiElf	$37.26	$37.26	8/28/2009 12:21:21 PM
Dave0	$25.00	$25.00	8/28/2009 3:25:47 PM
member874	$25.00	$25.00	8/28/2009 12:04:23 PM
chrisb1414	$25.00	$25.00	8/28/2009 2:12:34 PM
slartibardfast	$30.00	$30.00	8/28/2009 3:17:35 PM
Blue_HorseShoe	$34.46	$34.46	8/28/2009 3:20:46 PM
meow8705	$25.00	$25.00	8/28/2009 1:43:15 PM
OldProp	$25.00	$25.00	8/28/2009 2:16:31 PM
fireupthegrill	$25.00	$25.00	8/28/2009 3:25:45 PM
brewlots	$25.00	$25.00	8/28/2009 4:37:59 PM
UncleSafety	$88.00	$88.00	8/28/2009 4:46:23 PM
ChuckChedda	$25.00	$25.00	8/28/2009 5:33:14 PM
Boxhead	$25.00	$25.00	8/28/2009 10:50:39 PM
easylender	$25.00	$25.00	8/29/2009 6:45:16 AM
RoyFauntleroy	$25.00	$25.00	8/29/2009 8:55:20 AM
bkb7484	$25.00	$25.00	8/29/2009 12:40:24 AM
enigmallc	$48.60	$48.60	8/29/2009 9:25:32 AM
Aleut	$25.00	$25.00	8/29/2009 8:10:54 PM
Hambone1111	$25.00	$25.00	8/29/2009 8:05:15 AM
sail120	$25.00	$25.00	8/30/2009 6:15:16 AM
Caledoni	$25.00	$25.00	8/29/2009 8:51:19 PM
help_each_other	$25.00	$25.00	8/30/2009 4:35:41 AM
TheRiver08	$25.00	$25.00	8/29/2009 1:55:59 PM
ALVO	$29.20	$29.20	8/30/2009 5:05:52 AM
droryikra	$25.00	$25.00	8/30/2009 8:41:18 AM
NoVALending	$25.00	$11.70	8/30/2009 9:55:14 AM
Charmart	$25.00	$25.00	8/30/2009 4:42:02 PM
UC3307	$90.00	$90.00	8/31/2009 11:37:51 AM
ethicalhumanist	$25.00	$25.00	8/31/2009 10:36:04 AM
gothampark	$25.00	$25.00	8/31/2009 2:29:31 PM
Moron_Buffet	$25.00	$25.00	8/17/2009 4:10:26 PM
kenyonhillbilly	$35.55	$35.55	8/17/2009 4:11:12 PM
skuba	$50.00	$50.00	8/17/2009 4:12:52 PM
cash-sensai2	$25.00	$25.00	8/17/2009 4:13:05 PM
Artist_Blue	$25.00	$25.00	8/17/2009 4:13:19 PM
anton	$50.00	$50.00	8/17/2009 4:45:51 PM
mathprof	$25.00	$25.00	8/17/2009 11:09:12 PM
brightest-revenue-spark	$25.00	$25.00	8/18/2009 12:32:51 PM
BookandLaw	$25.00	$25.00	8/19/2009 9:09:23 AM
mh1169	$25.00	$25.00	8/19/2009 12:26:44 PM
tlp43	$25.00	$25.00	8/19/2009 9:47:49 PM
IM-SHARKY	$200.00	$200.00	8/20/2009 10:35:43 AM
abuyama22	$25.00	$25.00	8/20/2009 5:18:01 PM
credit-investor5	$50.00	$50.00	8/21/2009 9:33:03 AM
lowestghost	$25.00	$25.00	8/21/2009 12:52:21 PM
Avala	$25.00	$25.00	8/21/2009 4:33:42 PM
All_Wins	$25.00	$25.00	8/21/2009 4:19:55 PM
TK4	$25.00	$25.00	8/21/2009 4:40:40 PM
ProfPC	$25.00	$25.00	8/22/2009 12:13:24 PM
totoro	$25.00	$25.00	8/23/2009 10:32:34 AM
tallcoolone	$25.00	$25.00	8/24/2009 7:58:47 AM
grf1945	$25.00	$25.00	8/24/2009 8:17:35 AM
Cherrypicker06	$25.00	$25.00	8/24/2009 9:37:43 AM
YogaDude34	$25.00	$25.00	8/24/2009 10:21:01 AM
aesop	$25.00	$25.00	8/25/2009 7:12:28 AM
rjleves	$25.00	$25.00	8/25/2009 8:02:22 AM
market-assembler	$25.00	$25.00	8/25/2009 3:22:11 PM
lagnisiruk	$25.00	$25.00	8/25/2009 11:37:45 AM
Ananya	$25.00	$25.00	8/25/2009 12:57:20 PM
red-favorable-basis	$25.00	$25.00	8/25/2009 1:42:35 PM
a-fund-paradise	$25.00	$25.00	8/25/2009 1:58:25 PM
Winsor-advocate	$25.00	$25.00	8/25/2009 8:50:24 PM
woodenshoes	$25.00	$25.00	8/25/2009 5:13:34 PM
cowboyskier	$50.00	$50.00	8/25/2009 5:14:30 PM
Sam65	$25.00	$25.00	8/25/2009 5:14:38 PM
Ellisdee	$34.29	$34.29	8/25/2009 7:37:24 PM
htargett	$25.00	$25.00	8/25/2009 7:37:13 PM
nick5454	$50.00	$50.00	8/26/2009 8:07:18 AM
irrelevant	$25.00	$25.00	8/26/2009 3:43:34 AM
testobsessed	$100.00	$100.00	8/26/2009 9:53:28 AM
Dreea19	$49.26	$49.26	8/26/2009 8:59:00 AM
nicklds	$25.00	$25.00	8/26/2009 9:18:26 AM
lenderme	$25.00	$25.00	8/26/2009 11:21:07 AM
Jassi	$27.65	$27.65	8/26/2009 11:44:50 AM
dlshap	$25.00	$25.00	8/26/2009 12:58:05 PM
Railbird	$25.00	$25.00	8/26/2009 12:58:13 PM
MonkeyPet	$25.00	$25.00	8/26/2009 2:04:08 PM
js60l	$25.00	$25.00	8/26/2009 3:12:19 PM
hope-eagle6	$25.00	$25.00	8/26/2009 2:28:42 PM
eyal0	$25.00	$25.00	8/26/2009 5:30:28 PM
Natronpee	$25.00	$25.00	8/26/2009 6:07:13 PM
tayzak	$25.00	$25.00	8/26/2009 6:12:17 PM
willingnjc	$25.00	$25.00	8/26/2009 5:26:40 PM
sisepuede	$25.00	$25.00	8/26/2009 5:28:28 PM
Guerrilla_Man	$25.00	$25.00	8/26/2009 5:26:38 PM
gilbow	$25.00	$25.00	8/26/2009 5:30:45 PM
LordKinbote	$25.00	$25.00	8/26/2009 8:48:22 PM
PaulW	$25.00	$25.00	8/26/2009 9:12:38 PM
wampum-proton	$25.00	$25.00	8/26/2009 5:29:07 PM
J-jireh	$25.00	$25.00	8/26/2009 7:03:48 PM
Yaj	$25.00	$25.00	8/26/2009 7:44:07 PM
flexiboy35	$25.00	$25.00	8/27/2009 1:12:37 AM
outwish	$25.00	$25.00	8/26/2009 10:33:15 PM
fotep-financial	$25.00	$25.00	8/27/2009 1:08:35 AM
cheng	$25.00	$25.00	8/27/2009 1:08:39 AM
Eudyptes	$35.48	$35.48	8/27/2009 1:09:24 AM
OLYVRC	$25.00	$25.00	8/27/2009 1:09:28 AM
financelover	$25.00	$25.00	8/27/2009 1:08:29 AM
Patrician	$25.00	$25.00	8/27/2009 1:08:30 AM
Zoomie	$25.00	$25.00	8/27/2009 1:08:39 AM
BoutYeBank	$25.00	$25.00	8/27/2009 1:12:38 AM
MplsLawyers	$25.00	$25.00	8/27/2009 10:30:44 AM
LuckySF	$50.00	$50.00	8/27/2009 10:38:36 AM
szetheli	$25.46	$25.46	8/27/2009 7:32:12 AM
nerlands	$25.00	$25.00	8/27/2009 9:33:49 AM
laststrawman	$25.00	$25.00	8/27/2009 12:00:03 PM
yield-blanket	$25.00	$25.00	8/27/2009 9:34:15 AM
gold-tsunami	$25.00	$25.00	8/27/2009 10:37:23 AM
AJSinvest	$25.00	$25.00	8/27/2009 11:22:15 AM
gm93001	$25.00	$25.00	8/27/2009 12:17:16 PM
ebusinessagent	$25.00	$25.00	8/27/2009 1:07:16 PM
superchicken	$25.00	$25.00	8/27/2009 1:22:22 PM
bocap	$25.00	$25.00	8/27/2009 4:22:39 PM
pbenjamin	$25.00	$25.00	8/27/2009 2:38:26 PM
TheColoradoDon	$25.00	$25.00	8/27/2009 2:39:24 PM
BaltimoreLender	$25.00	$25.00	8/27/2009 2:23:04 PM
kayakg	$25.00	$25.00	8/27/2009 4:29:36 PM
cny_loans	$25.00	$25.00	8/27/2009 4:12:28 PM
mwl	$44.89	$44.89	8/27/2009 5:11:25 PM
EL_NITIDO	$25.00	$25.00	8/27/2009 7:13:42 PM
outofoffice	$50.00	$50.00	8/27/2009 9:19:23 PM
USMC0311	$25.00	$25.00	8/27/2009 5:18:14 PM
DadWarbucks	$48.02	$48.02	8/27/2009 5:18:29 PM
palpbert	$25.00	$25.00	8/27/2009 5:43:36 PM
Coach2often	$50.00	$50.00	8/27/2009 5:47:21 PM
leeball	$30.17	$30.17	8/27/2009 5:47:14 PM
ADenny	$25.00	$25.00	8/27/2009 7:03:11 PM
leneker	$25.00	$25.00	8/27/2009 6:12:39 PM
CoolHelp	$25.00	$25.00	8/27/2009 10:17:38 PM
phillipd48	$25.00	$25.00	8/27/2009 8:02:24 PM
Gorblum	$25.00	$25.00	8/28/2009 2:20:33 AM
jetblack	$50.00	$50.00	8/27/2009 8:47:12 PM
cingular	$25.00	$25.00	8/28/2009 9:47:53 AM
GS-ROCK	$172.70	$172.70	8/27/2009 9:46:45 PM
salala	$25.00	$25.00	8/28/2009 6:25:19 AM
wintersnowman	$25.00	$25.00	8/28/2009 10:43:52 AM
investment-builder0	$50.00	$50.00	8/28/2009 11:28:40 AM
tomxnsn	$25.00	$25.00	8/28/2009 10:48:18 AM
HibbyD	$35.00	$35.00	8/28/2009 10:51:20 AM
JazzFranchise	$25.00	$25.00	8/28/2009 11:05:13 AM
naniamo	$25.00	$25.00	8/28/2009 11:27:05 AM
Sitgarath	$25.00	$25.00	8/28/2009 11:09:29 AM
TheBestDad	$25.00	$25.00	8/28/2009 1:43:18 PM
Norcal	$25.00	$25.00	8/28/2009 11:27:11 AM
tolstoy00	$25.00	$25.00	8/28/2009 3:10:48 PM
Strato	$25.00	$25.00	8/28/2009 3:18:49 PM
csarradio	$25.00	$25.00	8/28/2009 11:40:51 AM
gethsemane4	$25.00	$25.00	8/28/2009 12:01:58 PM
YellowJacket	$25.00	$25.00	8/28/2009 12:21:09 PM
Rothgoe	$50.00	$50.00	8/28/2009 4:36:50 PM
ronkr	$37.91	$37.91	8/28/2009 3:20:43 PM
prudent-dinero	$25.00	$25.00	8/28/2009 5:33:31 PM
b-rent	$25.00	$25.00	8/28/2009 4:37:53 PM
blackstar	$25.00	$25.00	8/29/2009 5:15:28 AM
XD2005	$25.00	$25.00	8/29/2009 9:01:46 AM
seattleslug	$30.00	$30.00	8/28/2009 7:41:28 PM
Captain88	$25.00	$25.00	8/29/2009 9:25:36 AM
new-thrilling-principal	$25.00	$25.00	8/29/2009 8:10:49 PM
jcar78	$25.00	$25.00	8/29/2009 7:20:19 AM
PAID-IN-FULL	$25.00	$25.00	8/30/2009 4:21:01 AM
amijo	$36.20	$36.20	8/30/2009 5:05:56 AM
TruckerGuy	$25.00	$25.00	8/29/2009 2:55:17 PM
reefer	$50.00	$50.00	8/29/2009 9:05:27 AM
velocity-turtle	$25.00	$25.00	8/29/2009 3:30:55 PM
likeable-reward	$25.00	$25.00	8/29/2009 6:20:29 PM
Gabriel02	$25.00	$25.00	8/30/2009 5:31:24 AM
five-star-justice	$36.00	$36.00	8/30/2009 3:30:21 PM
hampa	$25.00	$25.00	8/30/2009 8:26:29 AM
PotBellyPete	$25.00	$25.00	8/30/2009 7:14:12 PM
brutai	$50.00	$50.00	8/31/2009 10:27:00 AM
FollowMe2Freedom	$25.00	$25.00	8/31/2009 9:50:12 AM
321 bids
Borrower Payment Dependent Notes Series 420994
This series of Notes was issued and sold upon the funding of the borrower loan #38513, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction start date:	Aug-18-2009
Term:	36 months	Estimated loss:	14.7%	Auction end date:	Sep-01-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	21.00%	Final borrower rate/APR:	22.00% / 25.83%	Final monthly payment:	$38.19

Auction yield range:	14.18% - 34.00%	Estimated loss impact:	15.64%
Lender servicing fee:	1.00%	Estimated return:	5.36%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Apr-1998	Debt/Income ratio:	37%
Credit score:	620-640 (Aug-2009)	Current / open credit lines:	12 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	5y 5m
Amount delinquent:	$0	Revolving credit balance:	$13,304	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	4
Screen name:	luvboston	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	26 ( 100% )	620-640 (Latest)
Principal borrowed:	$7,600.00	< mo. late:	0 ( 0% )	560-580 (Jun-2007)
Principal balance:	$2,650.10	1+ mo. late:	0 ( 0% )
Total payments billed:	26
Description
Moving - Fresh Start
Purpose of Loan:
I recently ended an 8 plus year relationship and will be moving out on my own.? Although I do have some savings I'd like to have a little extra in the bank in case of an emergency.

My financial situation:
Like many young adults I was living well beyond my means for several years ? little did I know that?7 years later and now?30 years old, I would still be paying for my stupid mistakes with a low credit score and high interest rates, which is why I have turned to?Prosper.? I currently have a Prosper loan which has never been late and will be paid in full?next year.? I have been working at the same company for over?5 years (salaried). I am extremely responsible and take my job and life very seriously.

My monthly gross income: $3125
My monthly net income: $2526

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Humans this is an excellent investment, let's lend to this one! Oh, I've got a question, how fast do you plan on repaying this loan? PS: Please answer publicly. - hektek22
A: My goal is to repay the loan within 1 year. (Aug-18-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

wellsfrugal	$25.00	$25.00	8/31/2009 1:30:50 AM
money-expert	$25.00	$25.00	9/1/2009 6:16:40 AM
sweety075	$25.00	$25.00	8/31/2009 9:29:56 PM
Bobusa	$25.00	$25.00	9/1/2009 4:48:08 AM
hektek22	$300.00	$300.00	9/1/2009 10:40:39 AM
crw1950	$50.00	$50.00	9/1/2009 4:09:35 PM
showmethemoney5	$34.53	$34.53	9/1/2009 3:15:43 PM
Credit2Prosper	$25.00	$25.00	8/27/2009 2:55:34 PM
donlenboy	$25.99	$25.99	8/29/2009 9:16:47 PM
unfixer	$25.00	$25.00	9/1/2009 1:17:35 AM
fatboy888	$25.00	$25.00	9/1/2009 5:50:14 AM
onecooldrink	$25.00	$25.00	9/1/2009 12:22:18 AM
maga	$100.00	$100.00	9/1/2009 10:46:43 AM
nduli	$25.00	$25.00	9/1/2009 10:49:05 AM
GAHeel	$26.00	$26.00	9/1/2009 1:50:57 PM
jjsparks28	$50.00	$50.00	9/1/2009 3:46:10 PM
redcarp77	$80.00	$38.48	9/1/2009 1:12:26 PM
Jordan1123	$25.00	$25.00	9/1/2009 2:06:37 PM
lakini18	$50.00	$50.00	9/1/2009 2:11:14 PM
glazeddonuts	$25.00	$25.00	9/1/2009 1:18:58 PM
CA_Lender	$25.00	$25.00	9/1/2009 2:28:20 PM
UCSBGAUCHOS	$25.00	$25.00	9/1/2009 3:49:53 PM
22 bids
Borrower Payment Dependent Notes Series 421300
This series of Notes was issued and sold upon the funding of the borrower loan #38522, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$8,000.00	Prosper Rating:	D	Auction start date:	Aug-21-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Sep-04-2009

Starting lender yield:	30.28%	Starting borrower rate/APR:	31.28% / 33.68%	Starting monthly payment:	$345.25
Final lender yield:	25.40%	Final borrower rate/APR:	26.40% / 28.73%	Final monthly payment:	$324.03

Auction yield range:	11.18% - 30.28%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Mar-1989	Debt/Income ratio:	15%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	22	Length of status:	15y 2m
Amount delinquent:	$0	Revolving credit balance:	$9,101	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	81%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	currency-fighter2	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help Me Keep More of What I Earn
Purpose of loan:
This loan will be used to consolidate my high interest rate credit cards. Using Excel I have calculated that paying off Discover and GE Money (total $7300 at 30% + interest) and having a fixed monthly payment, I can clear much of my overall debt load within a year. That would be amazing.
Over the past 2 years I have been getting much more organized, tracking expenses and trying to pay bills on time. But some months there is just too much debt vs income. The only way around this is to reduce debt. A lower interest rate would be a big step.

I am also responsible for my wife's accumulated debts, as she is not able to work for medical reasons. I have been working her credit cards down and should pay those off in the same year or two as my own debts. But obviously these obligations take money away from my own obligations and from the ability to save. We believe that a husband and wife are a team, and as such, we help each other.?

My financial situation:
I have a stable job with a good salary. Own my car, a 2004 Saturn, and working on a mortgage. The mortgage has an ARM - luckily with the financial crisis the ARM dropped by $100/month during the current 6 month period, so that helps. I have been unable to refinance into a lower interest rate due to a combination of my credit score and lack of a down payment on a refinance. I was days away from refinancing with an FHA loan, at a fixed 5% rate, which would have saved me $500 per month and allowed me to get out of debt pretty quickly. But at the last minute, we learned of a pending litigation against my condo association, disqualifying me from FHA financing. This lawsuit is still unsettled 10 months later with no signs of resolution any time soon. As a result, my debts, while being reduced gradually, are still at high interest rates.

Monthly net income: $ 4100

Monthly expenses: $
??Housing: $ 1695
??Insurance: $ 180
??Car expenses: $ 80 (gas)
??Utilities: $ 250
??Phone, cable, internet: $ 350
??Food, entertainment: $ 500
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 900
??Other expenses: $ 450
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Could you please shed some light on the one current delinquency Prosper lists on your profile? Thank you. - jgar_O
A: As mentioned in my listing, I have just paid off my 2004 car in August 2009. Unfortunately one of the final payments was over 30 days late. It is now paid in full. (Sep-02-2009)
Q: Could you break this down with balances, etc. being paid for me? Credit cards and other loans: $ 900 - karmanxten
A: Discover Card - 150 Empire Carpets (GE Money) - 108 Citi Card (spouse) - 80 Capital One (spouse) - 120 Bank of America - 80 First USA visa (spouse) - 80 Macy's (spouse) - 80 Care Credit (GE Money) (spouse) - 120 My wife incurred these debts several years ago, but now as she is unable to work, they are also my responsibility. Thus using the money from this loan to pay off my own high balances will expedite the payoffs of the remaining accounts. Thanks for your consideration. (Sep-03-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

delivery	$25.00	$25.00	8/21/2009 3:58:15 PM
secobarbital	$25.00	$25.00	8/21/2009 4:05:27 PM
Sateesh	$100.00	$100.00	8/23/2009 7:27:52 AM
Kaj	$25.00	$25.00	8/24/2009 10:04:32 AM
GMPK_TLAS	$25.00	$25.00	8/24/2009 10:11:28 AM
YoungSuccessLLC	$25.00	$25.00	8/25/2009 8:32:27 AM
FeedTheMachine	$33.00	$33.00	8/26/2009 11:34:24 PM
lagnisiruk	$25.00	$25.00	8/27/2009 5:13:32 PM
CarDealer3070	$30.00	$30.00	8/28/2009 12:57:55 PM
SNH	$25.00	$25.00	8/28/2009 5:47:56 PM
natecam	$25.00	$25.00	8/31/2009 12:18:56 PM
ChrisKwan	$25.00	$25.00	8/31/2009 12:19:07 PM
personal-lender	$25.00	$25.00	8/31/2009 12:19:14 PM
punctual-worth	$25.00	$25.00	8/31/2009 2:00:28 PM
jdc10128	$25.00	$25.00	8/31/2009 4:48:43 PM
sk8ndive	$25.00	$25.00	8/31/2009 4:48:37 PM
testobsessed	$26.31	$26.31	8/31/2009 7:05:14 PM
kmavm	$25.00	$25.00	8/31/2009 10:16:44 PM
gold-blanket	$50.00	$50.00	9/1/2009 2:05:38 AM
KiwiElf	$50.00	$50.00	9/1/2009 6:00:46 AM
YQQ	$25.00	$25.00	8/31/2009 11:05:20 PM
gm93001	$25.00	$25.00	9/1/2009 9:06:30 AM
invisible_hand	$25.00	$25.00	9/1/2009 9:51:53 AM
biobulator	$25.00	$25.00	9/1/2009 6:02:14 AM
PotBellyPete	$25.00	$25.00	9/1/2009 1:15:22 PM
mtp	$25.00	$25.00	9/1/2009 1:30:30 PM
return-owner	$25.00	$25.00	9/1/2009 11:04:17 AM
decisive-capital	$30.00	$30.00	9/1/2009 1:37:19 PM
restech	$25.00	$25.00	9/1/2009 1:37:47 PM
zeelender	$25.00	$25.00	9/1/2009 2:45:24 PM
xana-rocky	$25.00	$25.00	9/1/2009 3:26:44 PM
Learning2Lend	$50.00	$50.00	9/1/2009 11:34:27 AM
NATIVEBORN	$25.00	$25.00	9/1/2009 1:30:16 PM
Papa_Mema	$33.08	$33.08	9/1/2009 1:37:01 PM
goofy15975	$25.00	$25.00	9/1/2009 1:37:28 PM
heavy_ax	$25.00	$25.00	9/1/2009 1:37:36 PM
MissionMicroFinance	$25.00	$25.00	9/1/2009 12:41:36 PM
Katieo	$25.00	$25.00	9/1/2009 2:45:21 PM
Toby1montana	$47.37	$47.37	9/1/2009 1:12:06 PM
nick5454	$25.00	$25.00	9/1/2009 4:10:50 PM
DER	$100.00	$100.00	9/1/2009 1:37:52 PM
b-rent	$25.00	$25.00	9/1/2009 4:27:34 PM
AF_Trust	$25.00	$25.00	9/1/2009 6:50:50 PM
mwl	$25.00	$25.00	9/1/2009 6:50:18 PM
MONEYMATCH	$25.00	$25.00	9/2/2009 9:25:27 AM
rhin0cerx	$50.00	$50.00	9/2/2009 3:50:50 AM
draggon77	$25.00	$25.00	9/2/2009 3:51:04 AM
Fernpatch_autoshop	$25.00	$25.00	9/2/2009 3:51:16 AM
unbeatable-wealth	$25.00	$25.00	9/1/2009 9:27:23 PM
TrustinOthers	$25.00	$25.00	9/2/2009 5:40:18 AM
helpingothers2007	$25.00	$25.00	9/2/2009 3:51:01 AM
Ballybay	$97.99	$97.99	9/2/2009 3:55:54 AM
gustavzantanon	$37.59	$37.59	9/2/2009 7:40:27 AM
Slowtype	$29.71	$29.71	9/2/2009 11:27:38 AM
SelectTrustLending	$25.00	$25.00	9/2/2009 11:32:33 AM
marcomnzs	$28.93	$28.93	9/2/2009 5:50:16 AM
bid-papyrus	$25.00	$25.00	9/2/2009 9:43:13 AM
tijuas90	$25.00	$25.00	9/2/2009 1:25:15 PM
amijo	$25.00	$25.00	9/2/2009 1:50:20 PM
dparkhom	$25.00	$25.00	9/2/2009 2:05:43 PM
scott1058	$30.16	$30.16	9/2/2009 11:56:27 AM
redbomb5	$25.00	$25.00	9/2/2009 11:27:49 AM
p2p-allocator	$25.00	$25.00	9/2/2009 12:55:59 PM
Asailorman	$31.09	$31.09	9/2/2009 12:56:41 PM
lendcraft	$25.00	$25.00	9/2/2009 1:07:19 PM
moopi	$25.00	$25.00	9/2/2009 1:40:19 PM
madmccoy	$25.00	$25.00	9/2/2009 1:40:15 PM
greenback-monger492	$25.00	$25.00	9/2/2009 1:50:15 PM
wicker1	$25.00	$25.00	9/2/2009 1:55:33 PM
Isotope	$25.00	$10.77	9/2/2009 2:02:00 PM
kindness-jedi	$50.00	$50.00	9/2/2009 4:25:38 PM
LeoBUSIIT	$25.00	$25.00	9/3/2009 6:57:14 AM
YogaDude34	$25.00	$25.00	9/3/2009 1:26:46 PM
arejaybe	$25.00	$25.00	9/3/2009 3:10:58 PM
Lise46	$25.00	$25.00	9/3/2009 11:51:00 AM
vmh20035	$61.55	$61.55	9/3/2009 9:59:09 AM
dmh4880	$25.00	$25.00	9/3/2009 3:15:19 PM
Aquafina24Ounce	$25.00	$25.00	9/3/2009 1:12:59 PM
LAM26	$25.00	$25.00	9/3/2009 3:11:35 PM
Cpay2Me	$25.00	$25.00	9/3/2009 8:17:14 PM
Bobusa	$25.00	$25.00	9/4/2009 4:45:15 AM
irrelevant	$25.00	$25.00	9/3/2009 3:32:08 PM
impartial-deal	$25.00	$25.00	9/3/2009 3:35:37 PM
income-rocker2	$25.00	$25.00	9/3/2009 6:35:17 PM
LAKETIME	$25.00	$25.00	9/4/2009 7:24:11 AM
zapquoc	$25.00	$25.00	9/3/2009 7:26:19 PM
Leshan	$50.00	$50.00	9/4/2009 7:38:10 AM
mpatrick	$100.00	$100.00	9/4/2009 8:08:32 AM
money-shaker	$25.00	$25.00	9/3/2009 10:00:40 PM
boybutter	$25.00	$25.00	9/4/2009 10:21:08 AM
mathprof	$25.00	$25.00	9/4/2009 10:21:40 AM
bigdees	$50.00	$50.00	9/4/2009 9:35:02 AM
Hokiemon	$25.00	$25.00	9/4/2009 10:21:10 AM
wampum-proton	$25.00	$25.00	9/4/2009 10:21:27 AM
GElender	$25.00	$25.00	9/4/2009 10:22:01 AM
LBOregon	$25.00	$25.00	9/4/2009 10:45:41 AM
upc_tnt	$25.00	$25.00	9/4/2009 10:23:02 AM
lending-bear	$25.00	$25.00	9/4/2009 10:45:52 AM
RusRobo	$25.00	$25.00	9/4/2009 10:23:36 AM
pythia	$25.00	$25.00	9/4/2009 10:34:25 AM
Cambium	$25.00	$25.00	9/4/2009 11:11:11 AM
red-sublime-return	$25.00	$25.00	9/4/2009 11:16:58 AM
topher515	$25.00	$25.00	9/4/2009 11:17:33 AM
jamiea	$100.00	$100.00	9/4/2009 11:30:50 AM
brmar	$25.00	$25.00	9/4/2009 10:46:00 AM
credit-coach118	$25.00	$25.00	9/4/2009 10:59:50 AM
synboi	$300.00	$300.00	9/4/2009 12:31:58 PM
cj3777	$27.30	$27.30	9/4/2009 11:14:26 AM
modemco	$25.00	$25.00	9/4/2009 11:18:21 AM
Georgetastic	$25.00	$25.00	9/4/2009 11:21:21 AM
Hambone1111	$25.00	$25.00	9/4/2009 11:13:47 AM
jblack01	$25.00	$25.00	9/4/2009 11:14:36 AM
PaulW	$25.00	$25.00	9/4/2009 11:15:18 AM
bcg2004	$25.00	$25.00	9/4/2009 11:38:19 AM
YellowJacket	$25.00	$25.00	9/4/2009 2:53:15 PM
jcholloway831	$25.00	$25.00	9/4/2009 3:11:03 PM
ndwayno	$25.00	$25.00	9/4/2009 3:11:18 PM
prudent-dinero	$25.00	$25.00	9/4/2009 3:14:07 PM
Supp0rter	$50.00	$50.00	9/4/2009 2:53:40 PM
salala	$25.00	$25.00	9/4/2009 2:54:36 PM
pbandjb	$25.00	$25.00	9/4/2009 1:05:15 PM
E-B	$50.00	$50.00	9/4/2009 1:37:40 PM
porkhelmet	$25.00	$25.00	9/4/2009 3:11:29 PM
SimonHova	$25.00	$25.00	9/4/2009 3:13:40 PM
FASTIZIO_P	$33.33	$33.33	9/4/2009 3:15:12 PM
WorldlyWorker	$25.00	$25.00	9/4/2009 2:53:37 PM
benroo	$25.00	$25.00	9/4/2009 2:54:45 PM
roadroamer53	$50.00	$50.00	9/4/2009 3:08:29 PM
ramsbladder	$25.00	$25.00	9/4/2009 3:16:27 PM
Lubava	$25.00	$25.00	9/4/2009 3:26:26 PM
fastcar750	$25.00	$25.00	9/4/2009 3:50:42 PM
Mantis75	$25.00	$25.00	8/21/2009 3:58:54 PM
thedreamer	$25.00	$25.00	8/21/2009 4:05:31 PM
seisen	$25.24	$25.24	8/24/2009 10:23:13 AM
impressive-loan	$25.00	$25.00	8/24/2009 3:22:52 PM
fortytwo	$25.00	$25.00	8/26/2009 5:13:14 PM
dinero-mason	$50.00	$50.00	8/27/2009 6:12:34 AM
UCLA4life	$25.00	$25.00	8/28/2009 11:35:26 AM
anton	$25.00	$25.00	8/28/2009 5:34:06 PM
ChrisTJ	$25.00	$25.00	8/28/2009 5:37:05 PM
willingnjc	$25.00	$25.00	8/28/2009 5:48:17 PM
KevinC_63366	$25.00	$25.00	8/31/2009 5:45:41 AM
skro	$25.00	$25.00	8/31/2009 9:11:17 AM
MicroPod	$25.00	$25.00	8/31/2009 4:49:02 PM
impasse1	$25.00	$25.00	8/31/2009 4:49:09 PM
dough-bear	$50.00	$50.00	8/31/2009 6:05:45 PM
rmachi	$25.00	$25.00	9/1/2009 6:00:54 AM
Artist_Blue	$25.00	$25.00	9/1/2009 6:01:45 AM
joeirps	$25.00	$25.00	9/1/2009 6:02:21 AM
Halos2002	$50.00	$50.00	9/1/2009 9:35:42 AM
greenwell	$25.00	$25.00	9/1/2009 1:37:37 PM
whatknows	$25.00	$25.00	9/1/2009 1:38:31 PM
kyxysyx	$50.00	$50.00	9/1/2009 1:35:30 PM
head	$25.00	$25.00	9/1/2009 1:37:34 PM
honorable-yield	$25.00	$25.00	9/1/2009 1:38:33 PM
schnatty	$25.00	$25.00	9/1/2009 1:37:22 PM
Katahdin	$25.00	$25.00	9/1/2009 1:37:32 PM
108lender	$75.00	$75.00	9/1/2009 1:37:49 PM
gilbow	$25.00	$25.00	9/1/2009 3:30:39 PM
slcchad	$25.00	$25.00	9/1/2009 1:38:29 PM
SDKiwi	$25.00	$25.00	9/1/2009 4:10:58 PM
Moron_Buffet	$25.00	$25.00	9/1/2009 6:32:42 PM
Raetha	$25.00	$25.00	9/1/2009 4:48:32 PM
rdecartus	$25.00	$25.00	9/1/2009 4:20:04 PM
Dreams4Cash	$25.00	$25.00	9/1/2009 9:06:08 PM
zrohmm	$25.00	$25.00	9/2/2009 3:50:43 AM
Marfloogan	$25.00	$25.00	9/2/2009 3:51:06 AM
Ananya	$25.00	$25.00	9/2/2009 3:55:48 AM
friendlyviking	$36.95	$36.95	9/2/2009 3:56:09 AM
gravbox	$25.00	$25.00	9/2/2009 3:55:58 AM
p2ploan-lion	$25.00	$25.00	9/2/2009 8:21:10 AM
DJC4	$25.00	$25.00	9/2/2009 1:17:42 PM
mdf	$50.00	$50.00	9/2/2009 1:40:21 PM
ayerobbie	$25.00	$25.00	9/2/2009 1:40:24 PM
igotmoney	$25.00	$25.00	9/2/2009 1:55:36 PM
psycho-mullet	$25.00	$25.00	9/2/2009 11:24:40 AM
yomanie	$25.00	$25.00	9/2/2009 11:52:01 AM
derec	$25.00	$25.00	9/2/2009 11:27:45 AM
OldProp	$25.00	$25.00	9/2/2009 1:01:15 PM
diverse2	$25.00	$25.00	9/2/2009 1:55:34 PM
nvest4u	$25.00	$25.00	9/2/2009 1:01:14 PM
OnyxLite	$25.00	$25.00	9/2/2009 1:50:14 PM
jgar_O	$25.00	$25.00	9/2/2009 3:23:50 PM
goodcents	$25.00	$25.00	9/2/2009 8:30:19 PM
karmanxten	$140.94	$140.94	9/3/2009 12:15:43 AM
DonDiego	$25.00	$25.00	9/3/2009 1:12:31 AM
mscomeaux	$25.00	$25.00	9/3/2009 3:23:24 PM
DG2007	$54.00	$54.00	9/3/2009 1:07:18 PM
aader	$25.00	$25.00	9/3/2009 3:12:30 PM
nicklds	$25.00	$25.00	9/3/2009 10:10:12 PM
selfmademan	$25.00	$25.00	9/3/2009 3:14:15 PM
money-expert	$25.00	$25.00	9/4/2009 5:54:22 AM
sdkevin	$34.19	$34.19	9/3/2009 5:43:15 PM
sjo1984111	$25.00	$25.00	9/3/2009 5:57:32 PM
barkochva	$25.00	$25.00	9/4/2009 7:56:52 AM
fairgirl	$25.00	$25.00	9/3/2009 7:21:15 PM
unclejaef	$25.00	$25.00	9/4/2009 10:21:22 AM
JohnSmallberries	$25.00	$25.00	9/4/2009 3:45:23 AM
hc90474	$25.00	$25.00	9/4/2009 10:21:01 AM
fareast_man	$25.00	$25.00	9/4/2009 10:46:07 AM
gizzywump	$25.00	$25.00	9/4/2009 10:23:40 AM
a-fund-paradise	$25.00	$25.00	9/4/2009 11:14:39 AM
codyrun	$25.00	$25.00	9/4/2009 11:15:05 AM
ozzie	$25.00	$25.00	9/4/2009 11:38:24 AM
Dahlozer	$25.00	$25.00	9/4/2009 10:56:49 AM
Bizern	$25.00	$25.00	9/4/2009 10:56:44 AM
red-favorable-basis	$25.00	$25.00	9/4/2009 11:15:47 AM
puifais	$25.00	$25.00	9/4/2009 11:15:59 AM
new-thrilling-principal	$25.00	$25.00	9/4/2009 11:16:06 AM
MediaAndMicrocode	$25.00	$25.00	9/4/2009 12:55:16 PM
markwms	$25.00	$25.00	9/4/2009 11:14:12 AM
Elbanko	$25.00	$25.00	9/4/2009 11:17:17 AM
loan-squadron	$25.00	$25.00	9/4/2009 11:38:26 AM
shellstar	$25.00	$25.00	9/4/2009 11:56:49 AM
yu-rik	$50.00	$50.00	9/4/2009 3:18:20 PM
cyberie21	$30.00	$30.00	9/4/2009 12:20:13 PM
Warbler	$25.00	$25.00	9/4/2009 2:55:07 PM
Abed-nego	$250.00	$250.00	9/4/2009 1:19:40 PM
lucrative-wealth	$25.00	$25.00	9/4/2009 3:08:22 PM
BrianRK	$25.00	$25.00	9/4/2009 3:15:02 PM
Vacs4u	$25.00	$25.00	9/4/2009 2:53:53 PM
Emberfox	$25.00	$25.00	9/4/2009 3:11:24 PM
marsciguy	$25.00	$25.00	9/4/2009 3:13:24 PM
guaton	$41.19	$41.19	9/4/2009 3:14:37 PM
bradania	$25.00	$25.00	9/4/2009 3:15:25 PM
karmanxten	$449.31	$449.31	9/4/2009 3:40:39 PM
karmanxten	$300.00	$300.00	9/4/2009 3:38:11 PM
227 bids
Borrower Payment Dependent Notes Series 421420
This series of Notes was issued and sold upon the funding of the borrower loan #38473, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	A	Auction start date:	Aug-24-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Sep-02-2009

Starting lender yield:	10.38%	Starting borrower rate/APR:	11.38% / 13.50%	Starting monthly payment:	$65.84
Final lender yield:	10.38%	Final borrower rate/APR:	11.38% / 13.50%	Final monthly payment:	$65.84

Auction yield range:	4.18% - 10.38%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Dec-2006	Debt/Income ratio:	35%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	6 / 6	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	7	Length of status:	2y 0m
Amount delinquent:	$0	Revolving credit balance:	$445	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	8%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	MsLovie04	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
In need of car for school
Purpose of loan:
This loan will be used to purchase a used vehicle in great condition.

In May I was involved in an accident. Someone rear ended my car. It resulted in a total loss. Work is down the road so I had no need for a car during the summer. School starts at the end of the month. I am relisting at a higher interest rate in hopes that I will get the funds necessary as soon as possible.
My financial situation:
I am a good candidate for this loan because I am a hard working individual who always pays her bills on time. I am currently working part-time at Publix while attending school for nursing at Florida Atlantic University. If I receive this loan I can assure you it will be paid back.

Monthly net income: $ 800

Monthly expenses: $ 200 as of now
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $ The payments made towards this loan.
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $ 100
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 100
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: 2 things - I notice that you have no real expenses. Do you live at home with your parents? Who pays for car insurance? Good luck to you and keep up the hard work. - natural-rate
A: Correct, I don't have any real expenses. I do live at home with my grandpa and my dad while I attend college. My mom pays for my car insurance. Most of the money I earn goes towards savings, school books, and supplies. (Aug-28-2009)
Q: Did you get insurance payment for the lost of your car? I am assuming you were not at-fault in the accident. - little_shark_J
A: Correct, I wasn't at-fault. The insurance company paid the remaining balance on my auto loan. (Aug-31-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

druidpoet	$25.00	$25.00	8/24/2009 6:12:42 PM
quintilian	$25.00	$25.00	8/24/2009 8:49:11 PM
forthright-loan	$50.00	$50.00	8/25/2009 1:39:12 PM
cippy	$100.00	$94.36	8/25/2009 3:33:01 PM
keeks	$25.00	$25.00	8/26/2009 12:04:26 PM
ninjadave	$25.50	$25.50	8/27/2009 1:38:00 AM
otalon	$28.67	$28.67	8/27/2009 4:27:21 PM
Goodnotlucky	$75.00	$75.00	8/28/2009 12:41:16 PM
ladderskibum	$50.00	$50.00	8/28/2009 12:45:15 PM
PurpleSage	$30.00	$30.00	8/29/2009 1:07:51 PM
gpuck	$25.00	$25.00	8/30/2009 10:25:16 AM
dafrstke	$26.65	$26.65	8/31/2009 6:56:17 AM
Halos2002	$50.00	$50.00	8/31/2009 9:33:08 AM
Rivermaverick	$45.00	$45.00	8/31/2009 8:49:29 AM
PotBellyPete	$25.00	$25.00	8/31/2009 8:52:10 PM
goodcents	$25.00	$25.00	8/31/2009 6:21:59 PM
profit-mountain237	$50.00	$50.00	8/31/2009 8:14:08 PM
southerndiva	$25.00	$25.00	9/1/2009 8:44:50 AM
Syzygy	$25.00	$25.00	9/1/2009 3:04:06 PM
techgnostic	$25.00	$25.00	9/1/2009 4:07:37 PM
dough-shooter	$100.00	$100.00	9/1/2009 7:17:51 PM
ccdirectt	$75.00	$75.00	8/25/2009 11:25:57 PM
mlj0671	$50.00	$50.00	8/26/2009 8:11:47 AM
Camerican	$25.00	$25.00	8/26/2009 9:21:27 AM
enriching-payout	$25.00	$25.00	8/26/2009 4:47:12 PM
econgineer	$27.97	$27.97	8/26/2009 5:12:46 PM
silvercertificate	$25.00	$25.00	8/26/2009 6:17:59 PM
buckyhead2000	$25.00	$25.00	8/28/2009 12:24:07 PM
LeoBUSIIT	$25.00	$25.00	8/28/2009 12:14:24 PM
hellasow	$25.00	$25.00	8/29/2009 5:42:11 AM
cudgeon	$50.00	$50.00	8/28/2009 8:49:04 PM
element40	$50.00	$50.00	8/29/2009 1:04:14 PM
mordecei	$50.00	$50.00	8/30/2009 4:04:24 PM
Richlaw	$200.00	$200.00	8/31/2009 6:30:52 AM
knark	$25.00	$25.00	8/31/2009 6:40:24 AM
seadogs	$25.00	$25.00	8/31/2009 4:00:42 AM
Pilotaceh	$25.00	$25.00	8/31/2009 11:08:03 AM
Brown98	$25.00	$25.00	8/31/2009 2:40:53 PM
munro	$25.00	$25.00	8/31/2009 5:28:39 PM
Unitas4302	$50.00	$50.00	8/31/2009 8:35:44 PM
socialinvestment	$25.00	$25.00	9/1/2009 12:01:07 AM
evolsb	$25.00	$25.00	9/1/2009 7:20:34 AM
tacopants	$50.00	$50.00	9/1/2009 11:16:38 AM
theloanfiller	$121.85	$121.85	9/1/2009 6:55:43 PM
unequivocal-velocity	$100.00	$100.00	9/1/2009 8:18:57 PM
45 bids
Borrower Payment Dependent Notes Series 421798
This series of Notes was issued and sold upon the funding of the borrower loan #38499, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	AA	Auction start date:	Aug-26-2009
Term:	36 months	Estimated loss:	1.5%	Auction end date:	Sep-09-2009

Starting lender yield:	7.49%	Starting borrower rate/APR:	8.49% / 10.58%	Starting monthly payment:	$63.13
Final lender yield:	6.15%	Final borrower rate/APR:	7.15% / 9.22%	Final monthly payment:	$61.89

Auction yield range:	3.18% - 7.49%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	4.65%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jan-1995	Debt/Income ratio:	27%
Credit score:	800-820 (Aug-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	26	Length of status:	3y 10m
Amount delinquent:	$0	Revolving credit balance:	$711	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	4%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	Watersports	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	800-820 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	840-860 (Jul-2008)
Principal balance:	$132.14	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
Reinvesting in Prosper Loans
Purpose of loan:
This loan will be used to reinvest in Prosper.

My financial situation:
I am a good candidate for this loan because I don't need the money. My?wife?and I are extremely responsible with our finances. We will have over $200,000 of equity in our house and will have it paid off in another few years.? We have one car paid off and are steadily making payment on the other.? I own a boating business?that I paid off the land and buildings?the first year?and showed profitability the second year.? I also have a large 401k from my previous employer where I worked as a mechanical engineer.? My personal credit rating is 832!??I took out a $1000 Prosper loan last year to reinvest and it has been a success.

Prosper seems like a great website for both lenders and borrowers, and I would like to be?associated with a win-win situation!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

The-Lighthouse-Group	$25.00	$25.00	8/27/2009 5:23:16 AM
payontime1	$50.00	$50.00	8/28/2009 6:10:24 PM
freetolive	$25.00	$25.00	8/28/2009 9:08:07 PM
LittleMingo	$25.00	$25.00	8/31/2009 9:16:54 AM
axelducheck	$25.00	$25.00	8/31/2009 12:34:00 PM
don'twannadance	$50.00	$50.00	8/31/2009 7:33:15 PM
lenderrn	$50.00	$50.00	9/1/2009 10:49:47 AM
amit_gu	$100.00	$100.00	9/1/2009 9:59:56 AM
Toony	$25.00	$25.00	9/3/2009 4:40:20 PM
freetolive	$25.00	$25.00	9/4/2009 6:43:47 PM
JACJ	$36.17	$36.17	9/5/2009 7:38:27 PM
bambampk	$25.00	$25.00	9/5/2009 7:55:07 PM
surferracerskaterboy	$50.00	$50.00	9/6/2009 10:11:15 AM
jer74	$46.87	$46.87	9/7/2009 11:02:12 AM
sknop64	$25.00	$25.00	9/7/2009 8:21:28 PM
Bawsth	$25.00	$25.00	9/7/2009 8:01:56 PM
buffalobills	$25.00	$25.00	9/8/2009 1:43:47 PM
dproxima	$40.00	$40.00	9/8/2009 4:19:28 PM
rmpedi33	$50.00	$50.00	9/8/2009 12:06:26 PM
BHP12345	$25.00	$25.00	9/8/2009 11:35:34 AM
Sam40	$25.00	$25.00	9/9/2009 12:16:08 AM
thegreatstrafe	$25.00	$25.00	9/9/2009 10:12:41 AM
new-vivid-wampum	$50.00	$50.00	9/8/2009 9:54:31 PM
credit-coach118	$25.00	$25.00	9/9/2009 2:19:55 PM
little_shark_J	$100.00	$100.00	9/9/2009 3:07:28 PM
Bill88	$30.00	$25.32	9/9/2009 3:36:29 PM
CoolBreezeWarlord	$50.00	$50.00	9/9/2009 3:46:45 PM
Astyanax	$50.00	$50.00	9/9/2009 9:58:07 AM
lavb23	$25.00	$25.00	9/9/2009 10:43:47 AM
acropiloterau2002	$50.00	$50.00	9/9/2009 12:12:15 PM
the-profit-oracle	$25.00	$25.00	9/9/2009 1:20:43 PM
catalystcf	$76.64	$76.64	9/9/2009 3:34:49 PM
beerfool	$25.00	$25.00	9/9/2009 3:38:02 PM
kinetic-social	$25.00	$25.00	8/28/2009 4:25:37 PM
justin323	$25.00	$25.00	8/31/2009 5:36:00 PM
ingeborg77	$50.00	$50.00	8/31/2009 7:27:16 PM
Dollars4Rent	$25.00	$25.00	8/31/2009 7:45:44 PM
16888	$50.00	$50.00	9/2/2009 3:50:09 AM
swissbanker	$50.00	$50.00	9/3/2009 7:24:25 AM
JACJ	$25.00	$25.00	9/4/2009 3:23:11 AM
HealthAndSafety	$50.00	$50.00	9/6/2009 8:36:31 AM
Tuss12	$50.00	$50.00	9/7/2009 9:47:31 PM
dudebrah	$25.00	$25.00	9/8/2009 10:09:55 AM
Hey_Joe	$25.00	$25.00	9/8/2009 10:58:56 AM
Bizern	$25.00	$25.00	9/8/2009 11:18:53 AM
sgmm330	$25.00	$25.00	9/8/2009 12:37:41 PM
paramjit	$50.00	$50.00	9/8/2009 5:59:50 PM
gothampark	$25.00	$25.00	9/8/2009 7:42:54 PM
IceFisherman	$50.00	$50.00	9/9/2009 7:45:43 AM
JerryB96	$25.00	$25.00	9/9/2009 10:22:02 AM
socal-lender	$25.00	$25.00	9/9/2009 3:32:52 PM
LA-Funding-Bank	$50.00	$50.00	9/9/2009 3:38:25 PM
best-generosity-financier	$25.00	$25.00	9/9/2009 3:47:20 PM
53 bids